Exhibit 99.3
EXCHANGE OFFER
FOR
ALL OUTSTANDING
5.35% SUBORDINATED NOTES DUE APRIL 1, 2015
OF
FULTON FINANCIAL CORPORATION
Pursuant to the Prospectus dated                             , 2005

To:	Brokers, Dealers, Commercial Banks,
Trust Companies, and Other Nominees:
      Fulton Financial Corporation (the “Company”) is offering, upon the terms and subject to conditions set forth in the Prospectus, dated                    , 2005 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) up to $100,000,000 aggregate principal amount of its 5.35% Subordinated Notes due April 1, 2015 (Series B) (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended, for a like aggregate principal amount of its original unregistered 5.35% Subordinated Notes due April 1, 2015 (Series A) (the “Original Notes”). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated March 28, 2005, by and among the Company and the initial purchasers of the Original Notes from the Company.
      Please forward to your clients for whose accounts you hold Original Notes registered in your name or in the name of your nominee copies of the following enclosed documents:

1. The Prospectus dated , 2005;

2. The Letter of Transmittal to tender Original Notes for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the other procedures for tendering Original Notes set forth in the Prospectus cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to Wilmington Trust Company, as Exchange Agent for the Exchange Offer.
      YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2005, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). THE ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.
      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (with any required signature guarantees) or, at the option of the tendering holder in the case of a book-entry tender, an agent’s message (as defined in the Prospectus), and any other required documents, should be delivered to the Exchange Agent, and certificates representing the Original Notes, if any, should be delivered to the Exchange Agent before the expiration date for the exchange offer, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.
      If holders of Original Notes desire to tender their Original Notes, but it is impracticable for them to deliver the certificates for such Original Notes, if any, or other required documents or to complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

      The Company will, upon request, reimburse brokers, dealers, commercial banks, and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.
      Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust Company, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

FULTON FINANCIAL CORPORATION
      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.
Enclosures